Exhibit 18

Calculation of Filing Fee Tables

Form N-14

(Form Type)

PIMCO California Municipal Income Fund

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Shares of Beneficial Interest, $0.00001 par value per share	Rule 457(o)	--	--	$1,000,000(1)	0.00015310	$153.10

Fees Previously Paid	--	--	--	--	--	--		--

		Total Offering Amount				$1,000,000(1)		$153.10

		Total Fees Previously Paid						$0.00

		Total Fee Offsets						$0.00

		Net Fee Due						$153.10

(1)	Estimated pursuant to Rule 457(o) under the Securities Act of 1933 solely for the purpose of determining the registration fee.